                                  SUBSIDIARIES
                                       OF
                            THE TIMES MIRROR COMPANY
                                     AS OF
                                 MARCH 1, 1994*

                                                                                                      STATE OF
NAME                                                                                               INCORPORATION
- ------------------------------------------------------------------------------------------------  ----------------
The Baltimore Sun Company.......................................................................  Maryland
CRC Press, Inc..................................................................................  Florida
Harry N. Abrams, Incorporated**.................................................................  New York
The Hartford Courant Company....................................................................  Connecticut
Jeppesen & Co., GmbH**..........................................................................  Germany
Jeppesen Sanderson, Inc.........................................................................  Delaware
Kaset, Inc......................................................................................  Florida
Learning International, Inc.**..................................................................  Delaware
LOS ANGELES TIMES***............................................................................
Matthew Bender & Company, Incorporated**........................................................  New York
The Morning Call, Inc...........................................................................  Pennsylvania
Mosby-Year Book, Inc............................................................................  Missouri
National Journal, Inc...........................................................................  Delaware
Newsday, Inc.**.................................................................................  New York
Richard D. Irwin, Inc...........................................................................  Delaware
Southern Connecticut Newspapers, Inc............................................................  Connecticut
The Sporting News Publishing Company............................................................  Missouri
Times Mirror Cable Television, Inc.
  (dba Dimension Cable Services)................................................................  Delaware
Times Mirror Magazines, Inc.**..................................................................  New York
Wm. C. Brown Communications, Inc................................................................  Iowa
Zenger-Miller, Inc..............................................................................  California

- ------------------------
  * The names of certain other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.
 **  100%  owned by  a  wholly-owned subsidiary  of  the Registrant.  (All other subsidiaries listed above are wholly-owned by the Registrant.) *** THE LOS ANGELES TIMES is an operating division of the Registrant, rather than a separately incorporated subsidiary.

                                   EXHIBIT 22